                                                                    Exhibit 99.1

                                                 FOR INVESTOR RELATIONS CONTACT:
                                                              INVESTOR RELATIONS
                                                                  (650) 314-1000
                                                                 IR@CATAPULT.COM

             CATAPULT COMMUNICATIONS REPORTS INCREASED REVENUES AND
                  EARNINGS FOR FIRST QUARTER FISCAL YEAR 2004


Mountain View, CA -- January 29, 2004 -- Catapult Communications Corporation (Nasdaq: CATT) today reported revenues and net income for its first fiscal quarter ended December 31, 2003. Total revenues for the quarter were $11.0 million, compared to revenues of $10.4 million reported for the comparable quarter a year ago.

Net income for the first fiscal quarter was $915,000 or $0.07 per diluted share, compared to net income of $111,000 or $0.01 per diluted share in the first fiscal quarter of 2003.

"During the first quarter of this fiscal year, we saw a modest improvement in year-over-year revenue and a significant improvement in earnings in the absence of the acquisition related costs that were material a year ago. Cash and short-term investments grew more than $2 million during the quarter to $33 million. Our strong balance sheet provides us with the solid foundation that has enabled us to maintain our position as the leader in digital telecom test systems," said Dr. Richard A. Karp, Chairman and CEO.

BUSINESS OUTLOOK

The second fiscal quarter ending March 31 has historically been the Company's strongest quarter, due to Japanese end-of-fiscal-year revenues. The Company currently expects that revenues in the second quarter of fiscal 2004 will be $14.5 million and that net income per diluted share will be $0.18.

Catapult Communications will be discussing its first quarter results on a conference call today, beginning at 5:15 p.m. Eastern/2:15 p.m. Pacific. The toll-free access number for the call is (800) 901-5241. International and local participants can dial (617) 786-2963. Please reference Catapult Communications or reservation number 70094392. The conference call will also be available on the Internet from the Investor section of the Company's website, www.catapult.com.

An online replay of this teleconference will be available on the Company's website. A digital recording will also be available two hours after the completion of the conference call until February 12, 2004. For access, please dial (888) 286-8010 or (617) 801-6888 and enter reservation number 78056520.

ABOUT CATAPULT

Catapult Communications is the leading provider of advanced digital telecom test systems to global equipment manufacturers and service providers including Ericsson, Lucent, Motorola, NEC, NTT DoCoMo and Nortel. Catapult's DCT2000(R) and MGTS(R) systems deliver test solutions for hundreds of protocols and variants -- spanning 3G, VoIP, GPRS, SS7, Intelligent Network, ATM, ISDN and other network environments. The Company is committed to providing testing tools that are at the forefront of the telecom technology curve.
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Catapult is headquartered at 160 South Whisman Road, Mountain View, CA 94041.
Tel: 650-960-1025. International offices are located in the U.K., Germany, France, Finland, Canada, Japan and Australia. Information about Catapult Communications can be found on the Web at www.catapult.com.

FORWARD LOOKING STATEMENTS

The statement in this press release regarding the Company's expected revenues and net income for its second fiscal quarter is a forward-looking statement. This statement is subject to various risks and uncertainties that could cause actual results to differ from those forecasted. Such risks include the Company's dependence on a limited number of customers and the resulting effect of delays or cancellations by such customers of their orders; inability by the Company to meet its production and/or product development schedules; the demand for telecommunications equipment in general, and, in particular, for software-based telecommunications test systems; and new and enhanced product offerings by competitors. For other factors that may cause actual results to differ from those projected, please refer to the Company's Form 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission.

                                       ###
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                       CATAPULT COMMUNICATIONS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                      December 31,      September 30,
                                                          2003              2003
                                                      ------------      ------------
                                                       (unaudited)
                  ASSETS
Current Assets:
  Cash and cash equivalents                           $     13,385      $     11,770
  Short-term investments                                    19,609            18,901
  Accounts receivable, net                                   9,446            10,598
  Inventory                                                  3,039             2,325
  Other current assets                                       3,097             3,503
                                                      ------------      ------------
          Total current assets                              48,576            47,097

Property, plant and equipment, net                           3,072             3,384
Goodwill and other intangibles                              55,232            55,487
Other assets                                                 1,124             1,121
                                                      ------------      ------------
          Total assets                                $    108,004      $    107,089
                                                      ============      ============

   LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities            $      7,198      $      7,218
  Deferred revenue                                           5,341             5,576
Convertible notes payable                                   17,572            17,674
                                                      ------------      ------------
          Total current liabilities                         30,111            30,468

          Total stockholders' equity                        77,893            76,621

                                                      ------------      ------------
          Total liabilities and
            stockholders' equity                      $    108,004      $    107,089
                                                      ============      ============

                       CATAPULT COMMUNICATIONS CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except share and per share data)
                                   (unaudited)

                                               For the three months ended
                                                     December 31,
                                                     ------------
                                                2003               2002
                                            ------------       ------------
Revenues:
  Products                                  $      8,421       $      7,985
  Services                                         2,628              2,400
                                            ------------       ------------
    Total revenues                                11,049             10,385
                                            ------------       ------------
Cost of revenues:
  Products                                         1,001              1,377
  Services                                           720                697
  Amortization of purchased technology               171                171
                                            ------------       ------------
   Total cost of revenues                          1,892              2,245
                                            ------------       ------------

                                            ------------       ------------
Gross profit                                       9,157              8,140
                                            ------------       ------------

Operating expenses:
  Research and development                         2,652              3,368
  Sales and marketing                              3,950              3,522
  General and administrative                       1,676              2,013
                                            ------------       ------------
    Total operating expenses                       8,278              8,903
                                            ------------       ------------

Operating income (loss)                              879               (763)

Interest income                                      194                199
Interest expense                                     (88)               (88)
Other income                                         104                806
                                            ------------       ------------

Income before income taxes                         1,089                154

Provision for income taxes                           174                 43
                                            ------------       ------------
Net income                                  $        915       $        111
                                            ============       ============

Net income per share:
  Basic                                     $       0.07       $       0.01
                                            ============       ============
  Diluted                                           0.07               0.01
                                            ============       ============

Shares used in per share calculation:
  Basic                                           12,904             13,065
                                            ============       ============
  Diluted                                         13,196             13,214
                                            ============       ============